Code of Ethics

PIMCO Funds

PIMCO Variable Insurance Trust

PIMCO ETF Trust

PIMCO Equity Series

PIMCO Equity Series VIT

PIMCO Managed Accounts Trust

PIMCO Sponsored Closed-End Funds

PIMCO Sponsored Interval Funds

PIMCO Capital Solutions BDC Corp.

Pacific Investment Management Company LLC (“PIMCO”), the investment adviser and administrator or investment manager to PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series, PIMCO Equity Series VIT, PIMCO Managed Accounts Trust, the PIMCO Sponsored Closed-End Funds, PIMCO Capital Solutions BDC Corp. and the PIMCO Sponsored Interval Funds (each a “Fund”, and collectively the “Funds”), has adopted a Code of Ethics that applies to any officer, director, or employee of PIMCO. The following Code of Ethics (the “Code”) is adopted by each Fund pursuant to Rule 17j-1 of the Investment Company Act of 1940 (the “Act”). This Code is intended to ensure that all acts, practices and courses of business engaged in by access persons (as defined in this Code) of each Fund reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-1 thereunder. This Code incorporates the PIMCO Code of Ethics (the “PIMCO Code”) with respect to any officer, employee, associated person, or director of PIMCO who may be an “access person” or “advisory person” of each Fund, as defined in the Rule.

This Code is not applicable to any Trustee1 or officer of a Fund or any other access person who is employed by PIMCO or Allianz Asset Management of America L.P. (“AAM”) as each such person is already covered by the PIMCO Code or the Code of Ethics adopted by AAM (the “AAM Code”).

This Code sets forth general fiduciary standards and standards of business conduct that govern the personal investment activities of access persons in accordance with Rule 17j-1. Certain personal trading restrictions and reporting obligations under the Code may not be applicable under circumstances in which an access person does not obtain access to particular types of information (as defined in the Code). Access persons should contact the Chief Compliance Officer (the “CCO”) of the relevant Fund with any questions regarding the applicability of the Code’s provisions.

I.	Definitions

(A)       “Access person” means any director, trustee, officer, general partner, or advisory person (as defined in this Code) of a Fund or PIMCO. However, the term “access person,” as contained herein, shall not include any Trustee or officer of the Fund or any other access person of

1 References to “Trustees” include Directors, as applicable.

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the Fund who is subject to the Code of Ethics adopted by PIMCO (“PIMCO Personnel”) or the AAM Code. PIMCO has represented to the Trustees of each Fund that the PIMCO Code covers all of the officers of the Fund and any other access persons of the Fund, with the exception of (i) the Trustees who are not “interested persons” of the Fund within the meaning of Section 2(a)(19) of the Act (“Independent Trustees”) and (ii) Trustee(s) who are “interested persons” of the Fund but are covered by the AAM Code (such Trustee(s), together with the Independent Trustees, the “Non-PIMCO Trustees”).

(B)       “Advisory person” means (1) any director, trustee, officer, general partner or employee of a Fund or PIMCO (or of any company in a control relationship to the Fund or PIMCO), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a financial instrument (as defined in this Code) by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Fund or PIMCO who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a financial instrument.

(C)       A financial instrument is “being considered for purchase or sale” when a recommendation to purchase or sell a financial instrument has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(D)       A financial instrument is “being purchased or sold” by a Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Fund until the time when such program has been fully completed or terminated.

(E)       “Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

(F)       “Control” has the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that “control” generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

(G)       A “financial instrument held or to be acquired” by a Fund means: (1) any financial instrument which, within the most recent 15 days: (a) is or has been held by the Fund; or (b) is being or has been considered by the Fund or PIMCO for purchase by the Fund; and (2) any option to purchase or sell, and any financial instrument convertible into or exchangeable for, a financial instrument described in Section I (K) of this Code.

(H)       An “initial public offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

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(I)       “Investment personnel” means: (1) any employee of a Fund or PIMCO (or of any company in a control relationship to the Fund or PIMCO) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of financial instruments by the Fund; and (2) any natural person who controls the Fund or PIMCO and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of financial instruments by the Fund.

(J)       A “limited offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) or Section 4(a)(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

(K)       “Security” has the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies (excluding exchange-traded funds other than a series of the Funds), or such other securities as may be excepted under the provisions of Rule 17j-1 (such securities, “excluded securities”). For the avoidance of doubt, exchange-traded funds, whether registered as open-end investment companies or unit investment trusts, are deemed to be securities, provided that series of the Funds shall not be deemed to be securities.

(L)       “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

(M)       “Financial instrument” means a security, derivative, commodity or currency as investment.

(N)       “Derivative” means (1) a futures contract and an option on a futures contract traded on a U.S. or non-U.S. board of trade, such as the Chicago Board of Trade or the London International Financial Futures Exchange; and (2) a forward contract, a “swap”, a “cap”, a “collar”, a “floor” and an over-the-counter option (other than an option on a foreign currency, an option on a basket of currencies, an option on a security or an option on an index of securities, which are included in the definition of “security”). Questions regarding whether a particular instrument or transaction is a derivative for purposes of this policy should be directed to PIMCO Compliance.

(O)       “Personal securities transactions” shall include transactions in securities, derivatives, currencies for investment purposes and commodities for investment purposes.

II.	Prohibited Purchases and Sales

(A)       No access person shall, in connection with the purchase or sale, directly or indirectly, by such person of a financial instrument held or to be acquired by a Fund:

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(1)       employ any device, scheme or artifice to defraud the Fund;

(2)       make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3)       engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

(4)       engage in any manipulative practice with respect to the Fund.

(B)       In this connection, it shall be impermissible for any access person to purchase or sell, directly or indirectly, any financial instrument (or any option to purchase or sell such financial instrument) in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or, in the ordinary course of fulfilling his or her official duties as such access person, should have known, at the time of such purchase or sale:

(1)       is being considered for purchase or sale by a Fund, or

(2)       is being purchased or sold by a Fund.

This prohibition shall apply to a transaction if it occurs within 15 days prior to or after either:

(1)       the purchase or sale of such financial instrument by a Fund; or

(2)       the consideration of such purchase or sale by a Fund or PIMCO.

(C)       With respect to investment personnel not subject to the PIMCO Code or the AAM Code, no such investment personnel may acquire any direct or indirect beneficial ownership in any securities in an initial public offering or in a limited offering unless the CCO of the Fund (or his or her designee), as appropriate, has authorized the transaction in advance. All other investment personnel are subject to the PIMCO Code or AAM Code, which contain substantively equivalent provisions concerning initial public offerings and limited offerings.

(D)       With respect to the PIMCO Sponsored Closed-End Funds, PIMCO Sponsored Interval Funds and PIMCO Capital Solutions BDC Corp., Non-PIMCO Trustees who serve on the Board of the applicable Fund may not transact in the shares of such Fund unless he or she receives preclearance from the Fund’s CCO, or his or her designee, in writing. In order to receive preclearance:

(1)

A Non-PIMCO Trustee must have submitted a preclearance request in writing on the applicable form attached to this Code as Appendix VI, or in such other form as is deemed acceptable by the CCO or his or her designee; and

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(2)

It must be determined that the purchase or sale of the Closed-End Fund, Interval Fund or PIMCO Capital Solutions BDC Corp. shares complies with this Code, including the other provisions of this Section II.

It is noted that PIMCO Personnel may be subject to preclearance requirements for shares of PIMCO Sponsored Closed-End Funds and the PIMCO Sponsored Interval Funds, restrictions on transactions in initial public offerings, private placements and hedge funds and trading in closed-end funds during certain periods, as set forth in the PIMCO Code.

(E)       The fiduciary principles of this Code and securities and commodities laws prohibit any access person from purchasing or selling, directly or indirectly, any financial instrument based on material, non-public information (“MNPI”) received from any source or communicating this information to others. The insider trading prohibition also applies to MNPI received with respect to any Fund, including information concerning events that may immediately impact the publicly traded share price or net asset value of a Fund. Accordingly, the Independent Trustees are prohibited from purchasing or selling, directly or indirectly, any shares of a Fund based on MNPI. The CCO, PIMCO legal counsel and/or counsel to the Independent Trustees will monitor for situations in which the Independent Trustees receive MNPI relating to a Fund and, if the Independent Trustees receive such MNPI, advise the Independent Trustees as appropriate. The same procedure will be followed with respect to MNPI that may be received by the Independent Trustees with respect to a financial instrument held by a Fund. If an access person believes he or she may have access to material, non-public information or is unsure about whether information is material or non-public, such access person should consult the CCO of the relevant Fund. Please refer to Appendix VII for a brief reference guide regarding MNPI.

(F)       Any access person who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the CCO of the relevant Fund (or his or her designee), or both, as appropriate, prior to proceeding with the transaction.

III.	Exempted Transactions

The prohibitions of Section II(B), II(C) and, to the extent indicated below, II(D) of this Code shall not apply to the following transactions by access persons:

(1)       Purchases or sales of financial instruments over which the access person has no direct or indirect influence or control (exemption applies to Section II(D));

(2)       Purchases or sales of financial instruments which are not eligible for purchase or sale by a Fund;

(3)       Purchases or sales of financial instruments which are non-volitional on the part of either the access person or a Fund (exemption applies to Section II(D));

(4)       Purchases of financial instruments which are part of an Automatic

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Investment Plan (exemption applies to Section II(D));

(5)       Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer (exemption applies to Section II(D));

(6)       Transactions which appear to the CCO of the Fund (or his or her designee), as appropriate, to present no reasonable likelihood of harm to the Fund, which are otherwise in accordance with Rule 17j-1, and which the CCO of the Fund (or his or her designee), as appropriate, has authorized in advance;

(7)       Purchases or sales of derivatives on broad-based indices and major market currencies; and

(8)       Purchases or sales of physical currencies and physical commodities.

IV.	Reporting

(A)       Every access person shall file with the Fund reports containing the information described in Sections IV(B), (C) and (D) of this Code with respect to transactions in any financial instrument in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the financial instrument (regardless of whether such transaction is listed in Section III (1) through (6)), provided, however, that such access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influences or control; provided, further, that if such access person is an Independent Trustee, and would be required to make such a report solely by reason of being a Trustee of the Fund, such Trustee is not required to file a report under this Section IV, except that, where such Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in a financial instrument by the Trustee, such financial instrument is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by the Fund or PIMCO, such Trustee must file a Quarterly Transaction Report under Section IV(C). PIMCO does not intend to provide any information to the Independent Trustees in the ordinary course about Fund transactions occurring within the 15 day period immediately preceding or after a transaction by a Trustee, and as such, Quarterly Transaction Reports will typically not be required to be filed by Independent Trustees.

(B)       Initial Holding Reports. No later than ten (10) days after a person becomes an access person, the person shall file a report containing the following information (which information must be current as of a date no more than 45 days prior to the date the person becomes an access person):

(1)       The title, number of shares and principal amount of each financial instrument in which the access person had any direct or indirect beneficial ownership when the person became an access person;

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(2)       The name of any broker, dealer or bank with whom the access person maintained an account in which any financial instruments (including excluded securities) were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

(3)       The date that the report is submitted by the access person.

(C)       Quarterly Reports. Transaction Report. No later than thirty (30) days after the end of the calendar quarter in which the transaction to which the report relates was effected, every access person shall file a report containing the following information:

(1)       The date of the transaction, the title, the interest rate and maturity (if applicable), the number of shares, and the principal amount of each financial instrument involved;

(2)       The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), including information sufficient to establish any exemption listed in Section III (2) through (6), or exception to Section II(C) which is relied upon;

(3)       The price at which the transaction was effected;

(4)       The name of the broker, dealer or bank with or through whom the transaction was effected; and

(5)       The date that the report is submitted by the access person.

Account Report. With respect to any account established by an access person in which any financial instruments (including excluded securities) were held during the quarter for the direct or indirect benefit of the access person, the access person shall file a report containing the following information:

(1)       The name of the broker, dealer or bank with whom the access person established the account;

(2)       The date the account was established; and

(3)       The date that the report is submitted by the access person.

Automatic Investment Plans. An access person need not make a quarterly transaction report with respect to transactions effected pursuant to an Automatic Investment Plan.

(D)       Annual Holdings Reports. Annually, every access person shall file a report containing the following information (which information must be current as of a date no more than 45 days before the report is submitted):

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(1)       The title, number of shares and principal amount of each financial instrument in which the access person had any direct or indirect beneficial ownership;

(2)       The name of any broker, dealer or bank with whom the access person maintains an account in which any financial instruments (including excluded securities) are held for the direct or indirect benefit of the access person; and

(3)       The date that the report is submitted by the access person.

(E)       Any report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the financial instrument to which the report relates, and the existence of any report shall not be construed as an admission that any event reported on constitutes a violation of Section II(A) hereof.

(F)       If any access person is required to file reports of all his or her personal securities transactions on a current basis with the CCO of a Fund (or his or her designee), and such reports contain the information required by Section IV (C), such reports shall be deemed to be sufficient for purposes of Section IV(C) of this Code and no separate report shall be required.

(G)       All reports of personal securities transactions and any other information filed with a Fund pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the SEC or other regulatory body having jurisdiction.

V.	Review, Enforcement and Compliance

(A)	Review

(1)       The CCO of each Fund (or his or her designee) shall from time to time review the reported personal securities transactions of the access persons to determine whether any transaction (“Reviewable Transactions”) listed in Section II may have occurred.2

(2)       If the CCO of the relevant Fund (or his or her designee) determines that a Reviewable Transaction may have occurred, he or she shall then determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section III. Before making any determination that a violation has been committed by an individual, the CCO of the relevant Fund (or his or her designee) shall give such person an opportunity to supply additional information regarding the transaction in question.

(B)	Enforcement

(1)       If the CCO of a Fund (or his or her designee) determines that a violation of

2       The CCO of PIMCO, or his or her designee, reviews the personal trading activity of access persons subject to the PIMCO Code on a quarterly basis.

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this Code may have occurred, he or she shall take such steps as he or she deems appropriate under the circumstances, including, if appropriate, notification of the Trustees of the Fund. The Trustees, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

(2)       No person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself/herself. If, for example, a personal securities transaction of the CCO of a Fund is under consideration, a Trustee of the Fund designated for the purpose by the Trustees of the Fund shall act in all respects in the manner prescribed herein for the CCO.

(C)	Compliance

(1)       The CCO of each Fund (or his or her designee) shall identify all access persons required to make reports under this Code and inform them of their reporting obligation.

(2)       Each access person shall be required to sign an acknowledgement that such person has read and understands this Code. A form for this purpose is attached to this Code as Appendix I.

(3)       Each access person shall be required to certify annually that such person has complied with the requirements of this Code during the prior year, and that such person has disclosed, reported, or caused to be reported all transactions during the prior year in financial instruments of which such person had or acquired beneficial ownership. A form for this purpose is attached to this Code as Appendix II.

(4)       No less frequently than annually, each Fund shall furnish to the Fund’s Board of Trustees, and the Board must consider, a written report that:

(i)       Describes any issues arising under the Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

(ii)       Certifies that the Fund has adopted procedures reasonably necessary to prevent access person from violating the Code. A form for this purpose is attached to this Code as Appendices III, IV and V.

VI.	Records

Each Fund shall maintain records in the manner and to the extent set forth below, under the conditions described in Rule 31a-2(f)(1) under the Act and shall be available for appropriate examination by representatives of the Securities and Exchange Commission (“SEC”).

(1)       A copy of this Code and any other Code of Ethics which is, or at any time

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within the past five years has been, in effect shall be preserved in an easily accessible place;

(2)       A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(3)       A copy of each report made pursuant to this Code by an access person, including any information provided under Section IV(F) in lieu of the reports under Section IV(C), shall be preserved by the Fund for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

(4)       A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place.

(5)       A copy of each report required by Section V(C)(4) of the Code shall be preserved by the Fund for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

(6)       The Fund shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of financial instruments under Section II(C) of this Code, for at least five years after the end of the fiscal year in which the approval is granted.

VII.	Fiduciary Duties

(A)       Disclosure of Non-Public Portfolio Holdings Information. If an access person has access to non-public portfolio holdings information of a Fund, then he or she must treat non-public portfolio holdings information of a Fund in accordance with the Funds’ Portfolio Holdings Disclosure Policies and Procedures.

(B)       Confidentiality. The officers and Trustees of each Fund acknowledge that each Fund discloses to its officers and Trustees, and such persons will otherwise come into possession of while acting in their capacities as officers or Trustees, certain information and data which a Fund wishes to keep confidential, including, but not limited to, information regarding a Fund’s governance, Board of Trustees, officers and other management (including regarding the Fund’s investment advisers and sub-advisers), minutes and other records of meetings, investment program, strategies and performance, portfolio holdings, dividends and distributions, secondary offerings, investment leverage, compliance, legal and regulatory matters (including Fund policies and procedures), valuation of assets, administration, custody, finances or operations (including information relating to financial statements), corporate actions, strategic plans, litigation and regulatory inquiries, communications, examinations and enforcement activities, shareholders and related communications, marketing, intellectual property and trade secrets, and information which is proprietary to the Fund or its advisers or which the Fund has obtained from third parties and with respect to which the Fund is obligated to maintain confidentiality (collectively, “Confidential

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Information”). The officers and Trustees of each Fund acknowledge that each Fund’s business is extremely competitive, dependent in part upon the maintenance of confidentiality, and that any disclosure of Confidential Information could result in serious harm to a Fund or its officers, Trustees or management. For these reasons, as officers or Trustees of one or more Funds, you must use Confidential Information only in connection with your duties as a Fund officer or Trustee and may not use Confidential Information in any way that is or could be deemed to be detrimental to a Fund or its officers, Trustees or management. Further, you may not disclose, directly or indirectly, Confidential Information with respect to a Fund to any third person or entity, other than representatives of Fund management and their affiliates and authorized representatives or agents of the Fund, and only to the extent that such person or entity requires such Confidential Information in order to perform services for a Fund, and must treat all such information as confidential and proprietary property of the Fund. Individuals who no longer serve as Fund officers or Trustees may not disclose, directly or indirectly, Confidential Information that they obtained during their service as a Fund officer or Trustee, other than as provided for in the preceding sentence.

From time to time, the Boards of Trustees of the Funds may conduct joint meetings of the Boards of Trustees of some or all of the Funds. In connection with such joint meetings, a Trustee or officer may come into possession of Confidential Information with respect to a Fund that he or she does not oversee. The preceding paragraph shall apply to the receipt of Confidential Information by a Trustee or officer under such circumstances.

In addition to the general obligations regarding Confidential Information discussed above and in acknowledgement of the fact that the role of Independent Trustees and of chairpersons and members of committees of the Board of Trustees may be misconstrued by the general public, Independent Trustees should not comment to the press or make any postings or comments on the internet or any form of social media, including blogs or other similar forums, regarding their position or matters related to their service as Independent Trustees or members of committees. Failure to abide by this policy may lead to a full range of sanctions permitted by a Fund’s organizational documents, up to and including removal from the Board of Trustees. In the event that an Independent Trustee resigns or otherwise no longer serves as an Independent Trustee, such individual is expected to continue to abide by this policy with respect to information obtained during his or her service as an Independent Trustee. This policy does not apply to legally compelled disclosure or testimony to a regulator or court of law.

In addition, this Code will not be interpreted or applied in any manner that would violate the legal rights of any person subject to this Code as an employee under applicable law. For example, nothing in this Code or the Appendices attached hereto prohibits or in any way restricts any person subject to this Code from reporting possible violations of law or regulation to, otherwise communicating directly with, cooperating with or providing information to any governmental or regulatory body or any self-regulatory organization or making other disclosures that are protected under applicable law or regulations of the SEC or any other governmental or regulatory body or self-regulatory organization. A person subject to this Code does not need prior authorization of PIMCO or a Fund before taking any such action and is not required to inform PIMCO or a Fund if he or she chooses to take such action.

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VIII.	Amendment; Interpretation of Provisions

The Trustees may from time to time amend this Code or adopt such interpretations of this Code as they deem appropriate.

History of Amendments

PIMCO Funds

PIMCO Variable Insurance Trust

PIMCO ETF Trust

Adopted: September 29, 2004

Effective: October 5, 2004

Amended: November 16, 2004

Effective: February 1, 2005

Amended: August 16, 2005

Effective: August 16, 2005

Amended: February 28, 2006

Effective: February 28, 2006

Amended: February 24, 2009

Effective: February 24, 2009

Amended: May 19, 2009

Effective: May 19, 2009

Amended: May 25, 2010

Effective: May 25, 2010

Amended: March 1, 2011

Effective: March 1, 2011

Amended: November 5, 2013

Effective: November 5, 2013

Amended: August 14, 2014

Amended: September 18, 2014

Effective: September 18, 2014

Amended: August 11, 2015

Effective: August 11, 2015

Amended: February 14, 2017

Effective: February 14, 2017

PIMCO Equity Series

PIMCO Equity Series VIT

Adopted: March 30, 2010

Effective: March 30, 2010

Amended: May 25, 2010

Effective: May 25, 2010

Amended: March 1, 2011

Effective: March 1, 2011

Amended: November 7, 2013

Effective: November 7, 2013

Amended: August 14, 2014

Amended: September 18, 2014

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Effective: September 18, 2014

Amended: August 11, 2015

Effective: August 12, 2015

Amended: February 15, 2017

Effective: February 15, 2017

Amended: May 17, 2017

Effective: May 17, 2017

PIMCO Managed Accounts Trust

PIMCO Sponsored Closed-End Funds

Adopted: June 24, 2014

Effective: September 5, 2014

Amended: September 18, 2014

Effective: September 18, 2014

Amended: August 11, 2015

Effective: October 6, 2015

Amended: March 23, 2017

Effective: March 23, 2017

PIMCO Sponsored Interval Funds

Adopted: December 14, 2016

Effective: December 14, 2016

Amended: March 23, 2017

Effective: March 23, 2017

PIMCO Capital Solutions BDC Corp.

Adopted: June 22, 2022

Appendix I

ACKNOWLEDGMENT CERTIFICATION

PIMCO FUNDS

PIMCO VARIABLE INSURANCE TRUST

PIMCO ETF TRUST

PIMCO EQUITY SERIES

PIMCO EQUITY SERIES VIT

PIMCO MANAGED ACCOUNTS TRUST

PIMCO SPONSORED CLOSED-END FUNDS

PIMCO SPONSORED INTERVAL FUNDS

PIMCO CAPITAL SOLUTIONS BDC CORP.

I hereby certify that I have read and understand the attached Code of Ethics. Pursuant to such Code, I have recognized that I must disclose or report all personal securities transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.

Date:
Signature

Appendix II

ANNUAL CERTIFICATION OF COMPLIANCE

PIMCO FUNDS

PIMCO VARIABLE INSURANCE TRUST

PIMCO ETF TRUST

PIMCO EQUITY SERIES

PIMCO EQUITY SERIES VIT

PIMCO MANAGED ACCOUNTS TRUST

PIMCO SPONSORED CLOSED-END FUNDS

PIMCO SPONSORED INTERVAL FUNDS

PIMCO CAPITAL SOLUTIONS BDC CORP.

I hereby certify that I have complied with the requirements of the Code of Ethics for the year ended December 31,         . Pursuant to such Code, I have disclosed or reported all personal securities transactions required to be disclosed or reported thereunder and complied in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.

Date:
Signature

Appendix III

ANNUAL CERTIFICATION

PIMCO EQUITY SERIES

PIMCO EQUITY SERIES VIT

I, the undersigned, hereby certify on behalf of PIMCO Equity Series and PIMCO Equity Series VIT (each a “Fund”), to the Board of Trustees pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section V(C)(4)(ii) of the Fund’s Code of Ethics (the “Code”), that each Fund has adopted procedures that are reasonably necessary to prevent access persons from violating the Code.

Date:
Fund CCO

Appendix IV

ANNUAL CERTIFICATION

PIMCO FUNDS

PIMCO VARIABLE INSURANCE TRUST

PIMCO ETF TRUST

I, the undersigned, hereby certify on behalf of PIMCO Funds, PIMCO Variable Insurance Trust and PIMCO ETF Trust (each a “Fund”), to the Board of Trustees pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section V(C)(4)(ii) of the Fund’s Code of Ethics (the “Code”), that each Fund has adopted procedures that are reasonably necessary to prevent access persons from violating the Code.

Date:
Fund CCO

Appendix V

ANNUAL CERTIFICATION

PIMCO MANAGED ACCOUNTS TRUST

PIMCO SPONSORED CLOSED-END FUNDS

PIMCO SPONSORED INTERVAL FUNDS

PIMCO CAPITAL SOLUTIONS BDC CORP.

I, the undersigned, hereby certify on behalf of PIMCO Managed Accounts Trust, the PIMCO Sponsored Closed-End Funds, PIMCO Capital Solutions BDC Corp. and the PIMCO Sponsored Interval Funds (each a “Fund”), to the Board of Trustees pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section V(C)(4)(ii) of the Fund’s Code of Ethics (the “Code”), that each Fund has adopted procedures that are reasonably necessary to prevent access persons from violating the Code.

Date:
Fund CCO

Appendix VI

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

PRE-CLEARANCE FORM

PIMCO SPONSORED CLOSED-END FUND

(To be submitted to PersonalTradeSurveillance@pimco.com)

1. Today’s Date
2. Name of Trustee
3. Name of Closed-End Fund/Ticker
4. Broker
5. Last 3-digits of Account Number
6. Type of Security	☐ Common stock	☐ Preferred stock	☐ Other (please describe)
7. Transaction Type	☐ Market purchase ☐ Market sale ☐ Gift	☐ Grant, exercise or vesting of equity award ☐ Transfer from one plan account to another plan account ☐ Other (please describe)
8. Intended Number of Shares
9. Has the fund completed all its initial common and preferred shares offerings and is not otherwise engaged in an offering of its shares?	☐ Yes		☐ No
10. Do you possess material non-public information regarding the financial instrument or the issuer of the financial instrument?	☐ Yes		☐ No
11. Have you transacted in the same fund/issuer in the opposite direction within the last 6 months?	☐ Yes		☐ No
12. Type of Account/Plan	Select One: ☐ 401(k) plan ☐ Corporation ☐ Custodial	☐ Deferred compensation plan ☐ Immediate family member account ☐ Individual account ☐ Jointly-owned account	☐ LLC ☐ Partnership ☐ Trust ☐ Other

a. Have you previously pre-cleared transactions in this account?	☐ Yes	☒ No
b. If you answered “No” to question 12.a, please complete the relevant section of Annex A below.
c. If there has been any changes regarding your total share ownership, or account ownership structure, please complete Annex B below.
d. Once Compliance approval is received and the pre-cleared transaction is executed, please provide execution details as noted in Annex C below.

NOTE: If you have any questions about how to complete this form, please contact the Code of Ethics Compliance team at (949) 720-7821 or by email at PersonalTradeSurveillance@pimco.com (Fax 949-718-2674).

Approvals are valid on the day approval has been granted (the “Approval Period”). Accordingly, GTC (good till canceled) orders are prohibited. If a trade is not executed by the close of business of the Approval Period, you must submit a new preclearance request. Obtaining preclearance satisfies the preclearance requirements of the Fund’s Code of Ethics (the “Code”) and does not imply compliance with the Code’s other provisions.

* * * * * *

By signing below, the undersigned certifies the following: The undersigned agrees that the above requested transaction is in compliance with the Code and Section 16 of the Securities and Exchange Act of 1934 and Section 30(h) of the Investment Company Act of 1940.

Trustee Signature

Date Submitted

Authorized Not Authorized

By:

Printed Name:

Date:

Annex A to PIMCO Section 16 Reportable Transaction Information (Form 4)

Once Compliance approval is received and the pre-cleared transaction is executed, please provide execution details as noted below. Provide price execution details at the individual tax lot/block level. Attach an additional sheet/spreadsheet as necessary.

Trade Date	Name of Closed-End Fund/Ticker	Number of Shares	Executed Price	Broker	Last 3-digits of Account Number

Annex B to PIMCO Section 16 Reportable Transaction Information (Form 4)

If there has been any changes regarding your total share ownership, or account ownership structure, please complete the applicable section(s) below as necessary.

Other Details Affecting Ownership

Please provide information on any applicable changes as indicated below since your last Section 16 filing for the applicable Fund/Issuer referenced above in your pre-clearance request.

If the answer is yes to any of the following, please provide the details, including parties, relationships, securities and dates:

Has a change in ownership of any securities occurred as a result of a divorce?
Has a change in ownership of any securities occurred as a result of an inheritance?
Has an immediate family member moved into or out of the Reporting Person’s household who owns shares of the Fund/Issuer?
Has the Reporting Person engaged in any hedging or similar transactions related to any securities of the Fund/Issuer (e.g., swaps, collars, pre-paid forward contracts, options, calls, puts, etc.)?
Has the Reporting Person received any securities of the Fund/Issuer as an in-kind distribution from another entity?
Have there been any other changes in the Reporting Person’s form(s) of ownership of securities in the Fund/Issuer not otherwise reported?
Have there been any other changes in the Reporting Person’s amount of ownership of securities in the Fund/Issuer not otherwise reported?

Annex C to PIMCO Section 16 Reportable Transaction Information (Form 4)

If you answered “No” to question 12a, please complete the applicable section(s) below, in addition to Annex B as necessary.

401(k)	Plan or Deferred Compensation Plan:

Name of plan:
Was a new payroll or cash contribution used to acquire the securities?
Was cash or another investment accrued under the plan used to acquire the securities?
Does the Plan offer a Fund/Issuer stock fund as an investment alternative under the plan?

Custodial Account:

Name of custodial account:
Name of custodian:
Name of beneficiary (or beneficiaries)::
Relationship of Reporting Person to beneficiary (or beneficiaries)):

Trust:

Name of trust:
Type of trust:
Governing jurisdiction of the trust:
Relationship of trust to Reporting Person:
Name of trustee(s) and relationship(s) to Reporting Person:
Does the Reporting Person influence or control the power to vote or dispose the securities held in trust?
Name of settlor(s) and relationship(s) to Reporting Person:
Name of beneficiary(or beneficiaries) and relationship(s) to Reporting Person:
Does the Reporting Person share a household with the beneficiary (or beneficiaries)?
Is the trust revocable by the Reporting Person?
If the Reporting Person’s spouse is a co-trustee of a revocable trust, does the Reporting Person need spousal consent to revoke the trust?
Is there a remainder interest created by the trust?

Corporation:

Name of corporation:
Is Reporting Person a director of the corporation? If so, please provide the number of directors in the corporation.
Is Reporting Person an executive officer of the corporation? If so, please provide title(s).
Is the Reporting Person a stockholder of the corporation? If so, please provide the approximate percentage of shares (and voting power) of the corporation beneficially held by the Reporting Person.
Who makes decisions regarding voting and/or disposition of the securities held by the corporation?

LLC:

Name of LLC:
Nature of LLC (e.g., member-managed or manager-managed):
Is the Reporting Person a direct or indirect managing member of the LLC?
How many members are on the board or similar managing body of the LLC?
Is Reporting Person an executive officer of the LLC? If so, please provide title(s).
What percentage ownership interest does the Reporting Person have in the LLC?
Who makes decisions regarding voting and/or disposition of the securities held by the LLC?
Was the transaction at issue an in-kind distribution by the LLC?

Partnership:

Name of partnership:
Nature of partnership (e.g., general partnership or limited partnership):
Relationship(s) of Reporting Person to the partnership:
Is the Reporting Person a general partner or a limited partner?
How many general partners are in the partnership?
Does the partnership have a board of directors or similar managing body?
Is Reporting Person an executive officer of the partnership? If so, please provide title(s).
Who in the partnership makes decisions regarding the voting and/or disposition of securities held by the partnership?
Were the securities a result of an in-kind distribution by the partnership?

Appendix VII

Guidelines Regarding Material, Non-Public Information

Whether information is material and non-public (“MNPI”) must be evaluated on a fact-specific, case-by-case basis and will be judged by regulators and prosecutors with the benefit of hindsight. Identifying MNPI is highly complex and risky. DO NOT attempt to make this judgment on your own. Contact the relevant Fund’s CCO if you think you have received or may receive MNPI. DO NOT share the information you have with anyone.

Examples of “Material” Information

A common definition is “information that a reasonable investor would consider important to making an investment decision.” Examples include:

•	Earnings Results
•	Earnings projections or guidance
•	Merger, tender offer or joint venture
•	Major change in issuer assets
•	Change in control or management
•	Major events regarding financial instruments (e.g., cash flows, losses, defaults)
•	Financial liquidity problems, bankruptcy or receivership
•	Actual or threatened litigation
•	Departure of key personnel

Examples of “Non-Public” Information

Information is generally deemed non-public if it has not been widely disseminated to the public. Key questions when evaluating whether information is non-public include:

•	Can the information be found in an SEC filing or in any other document that is publicly available?
•	Has the information appeared in a newspaper or other publication of general circulation?
•	Is the information available on a public website?

Exercise extreme caution when information has been disseminated to only a small number of investors or others outside the issuer. The prevalence of a market rumor does not constitute public disclosure of otherwise non-public information.

What is MNPI when Purchasing or Selling Funds?

MNPI in the context of buying or selling Fund shares could generally include the recent or pending occurrence of one of the items below or significant likelihood that such an item will occur, that you are aware of at the time of a possible trade, and that has not yet been made public, such as:

For All Funds:

•	Material changes in value of the Fund’s portfolio securities that have not yet been reflected in NAV
•	Material undisclosed revenues or liabilities to be realized by the Fund (such as from litigation or resolution of a regulatory or compliance matter)

For Open-End Funds and ETFs:

•	Material increases in illiquid or fair valued assets in the portfolio
•	Actions or events likely to lead to material redemptions and/or a “fire sale” of Fund assets

For Closed-End Funds, Interval Funds and PIMCO Capital Solutions BDC Corp.

(as applicable):

•	Changes in dividend rates or a special dividend
•	Material changes to the Fund’s leverage or other strategies that will materially impact income and dividend levels and/or result in a “fire sale” of Fund shares
•	Actions to address trading discounts (e.g., open-ending, tender offers, open-market purchases) or secondary offerings
•	Other material corporate actions involving the Fund (e.g., a Fund merger)
•	Material changes in the Fund’s stated investment objectives or fundamental policies
•	A determination to liquidate a Fund
•	Material regulatory action or litigation involving the Fund or PIMCO
•	Material developments involving senior management at PIMCO
•	Material transactions involving PIMCO (e.g., resulting in a change in control or ownership)
•	The amount and/or timing of shares repurchased pursuant to a share repurchase program, including pursuant to Rule 23c-3 under the 1940 Act or otherwise